UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, Venus Concept Inc. (the “Company”) announced the separation of Domenic Serafino as Chief Executive Officer (the “CEO”) and member of the Board of Directors, effective October 2, 2022.

On December 30, 2022, Mr. Serafino and Venus Concept Canada Corp. (“Venus”) entered into a Minutes of Settlement Agreement (the “Settlement”). Pursuant to the terms of the Settlement, Mr. Serafino is entitled to receive, in connection with his separation, (i) a combined maximum total of USD $700,000 by October 15, 2023 (the “Pay Period”) in accordance with the payment schedule set forth in the Settlement, representing 15 months of his regular base salary as at the Termination Date (the “Payment”), (ii) USD $363,000 in respect of earned but unpaid fiscal year 2021 bonus on or before December 31, 2022 and (iii) outstanding vacation pay for fifteen (15) accrued but unused vacation days on or before December 31, 2022. All payments are subject to applicable withholdings and deductions. Should Mr. Serafino obtain comparable employment within the Pay Period, any salary continuance and/or lump sum payments will automatically cease and Venus will pay to Mr. Serafino, in a lump sum, fifty per-cent (50%) of the remaining amount of the Payment.

In addition, Mr. Serafino’s granted and unvested options, including Restricted Stock Units granted in March 2022, will continue to vest in the regular course per the vesting schedule of the respective grant. Once the final tranche of options vests, Mr. Serafino will have thirty (30) days to exercise any remaining unexercised options. In the event of a Change of Control (as defined in the Settlement), any remaining unpaid portion of the Payment will immediately become payable, and all unvested options shall immediately vest and become exercisable for ninety (90) days after Mr. Serafino is notified or becomes aware of the Change of Control. Venus will also contribute USD $5,000 in respect of Mr. Serafino’s legal fees, to be paid directly to his counsel.

The Settlement provides for a general waiver and release of claims in favor of the Company and its affiliates and other customary provisions, including non-disclosure and non-disparagement provisions.

The Settlement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Settlement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Minutes of Settlement, by and between Domenic Serafino and Venus Concept Canada Corp, dated December 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: January 6, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer